News Release

Contacts:

Eileen Connolly, AT&T
908-234-8510

William Dordelman, Comcast Corporation
215-981-7550

Ken Mikalauskas, Comcast Corporation
215-981-7541


FOR RELEASE MONDAY, NOVEMBER 11, 2002

          AT&T AND COMCAST SUCCESSFULLY COMPLETE DEBT EXCHANGE OFFER


      BEDMINSTER, N.J. and PHILADELPHIA - AT&T (NYSE:T) and Comcast Corporation (NASDAQ:CMCSA, CMCSK) today announced that they have successfully completed the exchange and consent offer related to $11.8 billion of AT&T's existing debt.

      An aggregate of approximately $8.5 billion of notes were tendered and approximately $8.2 billion of notes were accepted in the exchange offer. As part of this offer, the 66 2/3 percent note consent condition was met at approximately the 90 percent level, thereby satisfying one of the last remaining conditions to the closing of the AT&T Comcast transaction.

      In the exchange offer, AT&T received tenders for $3.8 billion of Broadband Eligible Notes and, due to prorationing, accepted $3.5 billion. The Broadband Eligible Notes accepted will be exchanged for notes that, upon completion of the AT&T Comcast transaction, will convert into New Broadband Notes unconditionally guaranteed by AT&T Comcast Corporation and certain of its subsidiaries. AT&T and Comcast currently estimate that upon completion of the AT&T Comcast transaction, approximately $3.5 billion of New Broadband Notes will be issued, consisting of $2.4 billion of 8.375 percent Notes Due March 15, 2013 and $1.1 billion of 9.455 percent Notes Due November 15, 2022.

      AT&T also received tenders for $4.7 billion of AT&T Eligible Notes all of which were accepted. The AT&T Eligible Notes accepted will be exchanged for new notes that remain obligations of AT&T.



      "Today we have taken a significant step toward spinning off AT&T Broadband, merging it with Comcast, and creating one of the leading broadband communications, media and entertainment companies in the world," said AT&T Chairman and CEO C. Michael Armstrong.



      The following table sets forth the principal amount and percentage of the outstanding principal amount of each series of Broadband Eligible Notes accepted by AT&T in the exchange offer, the proration ratios for the Broadband Eligible Notes and the amount of Broadband Eligible Notes to remain outstanding after the settlement date. Amounts in the table are preliminary and assume that all notes tendered by guaranteed delivery will be received by the November 13, 2002, deadline.

                                                                       PRINCIPAL
                                                  PERCENTAGE           AMOUNT OF
                                                  OF                   BROADBAND
                                                  OUTSTANDING           ELIGIBLE
                                      PRINCIPAL   PRINCIPAL             NOTES TO
                              CUSIP   AMOUNT      AMOUNT     PRORATION  REMAIN
                               NO.    TENDERED    TENDERED    RATIO  OUTSTANDING
                              -----   ---------   -------- --------- -----------
  BROADBAND ELIGIBLE
         NOTES
7.00% Notes Due
        May 15, 2005.......001957AS8    $71,915,000  24.0%  1.00    $228,085,000
7.50% Notes Due 2006.......001957AP4   $180,045,000  36.0%  1.00    $319,955,000
7.75% Notes Due
        March 1, 2007......001957AR0   $209,555,000  41.9%  1.00    $290,445,000
6.00% Notes Due 2009.......001957AV1 $2,227,667,000  74.3%  0.88  $1,039,607,000
8.125% Debentures Due
        Jan. 15, 2022......001957AJ8   $181,503,000  36.3%  1.00    $318,497,000
8.125% Debentures Due
        July 15, 2024......001957AK5   $315,599,000  63.1%  1.00    $184,401,000
8.35% Debentures Due
        2025...............001957AQ2   $138,326,000  46.1%  1.00    $161,674,000
8.625% Debentures Due
        Dec. 1, 2031.......001957AL3    468,191,000  69.3%  0.94    $235,882,000


      The following table sets forth the principal amount and percentage of the outstanding principal amount of each series of AT&T Eligible Notes accepted by AT&T in the exchange offer and the amount of AT&T Eligible Notes to remain outstanding after the settlement date. Amounts in the table are preliminary and assume that all notes tendered by guaranteed delivery will be received by the November 13, 2002, deadline.

                                                                     PRINCIPAL
                                                         PERCENTAGE  AMOUNT OF
                                                         OF          AT&T
                                                         OUTSTANDING ELIGIBLE
                                             PRINCIPAL   PRINCIPAL   NOTES TO
                                  CUSIP      AMOUNT      AMOUNT      REMAIN
                                    NO.      TENDERED    TENDERED    OUTSTANDING
                                  -----      --------    --------    -----------
       AT&T ELIGIBLE NOTES
5.625% Notes Due March 15, 2004..001957AU3 $1,604,977,000   80.2%   $395,023,000
6.75% Notes Due April 1, 2004....001957AM1   $276,144,000   69.0%   $123,856,000
7.75% Medium-Term Notes,
  Series A Due May 15, 2025......00206QAP9    $25,000,000  100.0%             --
8.00% Medium-Term Notes,
  Series A Due May 15, 2025......00206QAN4    $33,112,000   66.2%    $16,888,000
6.50% Notes Due March 15, 2029...001957AW9 $2,745,372,000   91.5%   $254,628,000
FRN Medium-Term Notes, Series
   A Due 2054 ...................00206QAE4     $7,203,000   68.2%     $3,360,000


      Investors are reminded that the coupons and maturity dates for the Broadband Exchange Notes to be issued on the settlement date for the exchange offer are the same as for the Broadband Eligible Notes tendered, and that the New Broadband Notes will be issued in mandatory exchange for the Broadband Exchange Notes upon closing of the AT&T Comcast transaction. Investors are also reminded that the New AT&T Notes to be issued in exchange for the AT&T Eligible Notes will have the same coupon and maturity date as the existing AT&T Eligible Notes until the closing of the AT&T Comcast transaction.

      The dealer managers for the exchange offer were, in alphabetical order, Credit Suisse First Boston, Deutsche Bank Securities, Goldman, Sachs & Co., JPMorgan, Merrill Lynch & Co. and Morgan Stanley.

      This press release is neither an offer to exchange nor a solicitation of an offer to exchange the securities. The exchange offer, which expired on November 8, 2002, was made only by the Prospectus dated October 4, 2002.

ABOUT AT&T

      AT&T (www.att.com) is among the world's premier voice, video and data communications companies, serving consumers, businesses and government. Backed by the research and development capabilities of AT&T Labs, the company runs the largest, most sophisticated communications network and is the largest cable operator in the U.S. The company is a leading supplier of data, Internet and managed services for the public and private sectors, and offers outsourcing, consulting and networking-integration to large businesses and government. Serving nearly 60 million consumers, AT&T is a market leader in consumer communications services and operates AT&T WorldNet(R) Service, a leading Internet access service that has garnered several awards for outstanding performance and customer service.

ABOUT COMCAST

      Comcast Corporation (www.comcast.com) is principally involved in the development, management and operation of broadband cable networks, and in the provision of electronic commerce and programming content. Comcast Cable is the third largest cable company in the United States serving approximately 8.5 million cable subscribers. Comcast's commerce and content businesses include majority ownership of QVC, Comcast-Spectacor, Comcast SportsNet, The Golf Channel, Outdoor Life Network, G4, a controlling interest in E! Entertainment Television and Style, and other programming investments. Comcast's Class A Special and Class A Common Stock are traded on The Nasdaq Stock Market under the symbols CMCSK and CMCSA, respectively.



      The foregoing are "forward-looking statements" which are based on management's beliefs as well as on a number of assumptions concerning future events made by and information currently available to management. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside AT&T Comcast's, AT&T's and Comcast's control, that could cause actual results to differ materially from such statements. For a more detailed description of the factors that could cause such a difference, please see the Prospectus as well as AT&T's and Comcast's filings with the Securities and Exchange Commission. AT&T Comcast, AT&T and Comcast disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.



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